UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
ASTERA LABS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☑	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ASTERA LABS, INC.
2901 Tasman Drive, Suite 205
Santa Clara, CA 95054
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held June 5, 2025
Notice is hereby given that the 2025 Annual Meeting of Stockholders, or Annual Meeting, of Astera Labs, Inc., a Delaware corporation, or the Company, will be held on June 5, 2025 at 10:00 a.m. (Pacific Time), at the offices of Goodwin Procter LLP at 601 Marshall Street, Redwood City, California 94063.
The purposes of the Annual Meeting are the following:
1.
To elect three Class I directors to our board of directors to serve until the 2028 Annual Meeting of Stockholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2025; and
3.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Only Astera Labs, Inc. stockholders of record at the close of business on April 15, 2025 will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.
We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2024 Annual Report to Stockholders, or 2024 Annual Report. The Notice contains instructions on how to access those documents and to cast your vote. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2024 Annual Report.
Your vote is important. Whether or not you are able to attend the Annual Meeting in person, it is important that your shares be represented. Please vote as soon as possible, even if you plan to attend the Annual Meeting, by completing, dating, signing and returning the proxy card (if one was received), or voting over the telephone or internet as instructed in the Notice. Even if you voted by proxy, you may still vote if you attend the Annual Meeting. Please note if your shares are held of record by a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee.

By order of the Board of Directors,

Jitendra Mohan
Co-Founder, Chief Executive Officer and Director
Santa Clara, California
April 24, 2025

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 5, 2025 at 601 Marshall Street, Redwood City, California 94063: This proxy statement and our 2024 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com.

GENERAL INFORMATION	1
PROPOSAL NO. 1 - ELECTION OF CLASS I DIRECTORS	4
PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ASTERA LABS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025	9
CORPORATE GOVERNANCE	11
NON-EMPLOYEE DIRECTOR COMPENSATION	17
EXECUTIVE COMPENSATION	19
RELATED PERSON TRANSACTION POLICY AND PROCEDURES	24
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	25
PRINCIPAL STOCKHOLDERS	27
DELINQUENT SECTION 16(A) REPORTS	29
REPORT OF THE AUDIT COMMITTEE	30
HOUSEHOLDING	31
STOCKHOLDER PROPOSALS	32
OTHER MATTERS	32

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical or current facts, including statements regarding our plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2024 Annual Report on Form 10-K. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written request to Astera Labs, Inc., 2901 Tasman Drive, Suite 205, Santa Clara, CA 95054, Attention: Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are also available on the SEC’s website at www.sec.gov.

ASTERA LABS, INC.
PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2025
GENERAL INFORMATION
This proxy statement contains information about the 2025 Annual Meeting of Stockholders, or the Annual Meeting, of Astera Labs, Inc., which will be held on June 5, 2025 at 10:00 a.m. (Pacific Time). The Annual Meeting will be held at the offices of Goodwin Procter LLP at 601 Marshall Street, Redwood City, California 94063. The board of directors of Astera Labs, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Astera Labs,” “the Company,” “we,” “us,” and “our” refer to Astera Labs, Inc. and its consolidated subsidiaries, as appropriate. The mailing address of our principal executive offices is Astera Labs, Inc., 2901 Tasman Drive, Suite 205, Santa Clara, CA 95054.
When will the proxy statement and the accompanying materials be made available to stockholders?
We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 24, 2025, we intend to begin mailing a Notice of Internet Availability of Proxy Materials, or Notice, to stockholders of record entitled to vote at the Annual Meeting.
Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of printing our Annual Meeting materials.
We intend to mail the Notice to holders of record on or about April 24, 2025. The Notice provides instructions as to how stockholders may access and review our proxy materials on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials be sent to them by mail or electronically by e-mail. There is no charge to request a copy, but in order to receive a paper package in time for the Annual Meeting, you must make the request prior to May 22, 2025.
Who is soliciting my vote and what is the cost?
We will pay the cost of soliciting proxies. Brokers, banks and other nominees will be requested to forward proxy soliciting material to the owners of stock held in their names, and we may reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials. If you choose to access the proxy materials or vote over the Internet or via telephone, you are responsible for any Internet access charges or telephone charges that you may incur.
Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, telephone, personal conversations, e-mails, or otherwise.
How can I attend and vote at the Annual Meeting?
You are entitled to attend the Annual Meeting if you were a stockholder as of the close of business on April 15, 2025, or the Record Date. The Annual Meeting will be held on Thursday, June 5, 2025 at 10:00 a.m. Pacific Time at the offices of Goodwin Procter LLP at 601 Marshall Street, Redwood City, California 94063. Directions to the Annual Meeting may be obtained by emailing ir@asteralabs.com. Information on how to vote in person at the Annual Meeting is discussed below.

When is the Record Date for the Annual Meeting?
The Record Date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 15, 2025.
How many votes can be cast by all stockholders?
Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. If on the Record Date, your shares were registered directly in your name with our transfer agent, then you are a shareholder of record. If on the Record Date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and your brokerage firm, bank or other similar organization should provide you with instructions. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account.
There were 164,914,754 shares of our common stock, par value $0.0001 per share, outstanding on April 15, 2025, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. No undesignated preferred stock has been issued as of the Record Date.
How is a quorum reached?
Our Second Amended and Restated Bylaws, or bylaws, provide that presence in person or by remote communication, if applicable, or represented by proxy, of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the Annual Meeting shall be necessary and sufficient to constitute a quorum.
Under the General Corporation Law of the State of Delaware, or DGCL, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.
How many votes are needed to approve each proposal?
Under our bylaws, when a quorum is present at any meeting of stockholders, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws.
To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most “For” votes will be elected. If nominees are unopposed, election requires only a single vote “For” or more. Votes withheld and broker “non-votes” will have no effect on the election of directors.
To ratify the appointment of our independent registered public accounting firm via Proposal No. 2, the affirmative vote of a majority of the votes properly cast for and against the proposal is required. Abstentions and broker “non-votes,” if any, will have no effect on the outcome of the vote.
How do I vote my shares without attending the Annual Meeting?
If you are a stockholder of record, you can vote by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing, signing and dating your proxy card as described in the proxy materials. In order to be counted, proxies submitted by Internet or telephone must be received by the cutoff time of 11:59 p.m. Eastern Time on June 4, 2025. Proxies submitted by mail must be received by our Secretary before the start of the Annual Meeting.
If you are a beneficial owner of shares held in street name, please follow the instructions from your broker, bank or other nominee on how to vote.
If no voting instructions are given, how are votes counted?
If you are a shareholder of record and properly submitted your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit such a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.
If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other nominee how to vote your shares, your broker, bank or other nominee may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange, or NYSE, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “routine” items but will not be allowed to vote your shares with respect to “non-routine” items. Proposal No. 1 is considered to be a “non-routine” item. If you do not instruct your broker how to vote with respect to this proposal, your broker may not vote for this proposal, and that vote will be counted as a broker “non-vote.” Proposal No. 2 is considered to be a “routine” item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you. If you are a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other nominee by the deadline provided in the materials you receive from your broker, bank or other nominee.
How do I revoke my proxy?
You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet or by telephone by the cutoff time of 11:59 p.m. Eastern Time on June 4, 2025, (2) attending and voting at the Annual Meeting (although attendance without voting at the Annual Meeting will not revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our corporate secretary. Any written notice of revocation or subsequent proxy card must be received by our Secretary before the start of the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at Astera Labs, Inc., 2901 Tasman Drive, Suite 205, Santa Clara, CA 95054, Attention: Secretary.
If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or other nominee in order to find out how to change your vote.
Will a list of record shareholders as of the record date be available?
At least 10 days before the Annual Meeting, a list of the stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder will be open to the examination of any stockholder at the Company’s principal executive office.
How can I know the voting results?
We plan to announce preliminary voting results at the Annual Meeting and will publish final results, if available, in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.
Which proposals are included in this Proxy Statement?
This Proxy Statement contains two proposals requiring stockholder action. Proposal No. 1 requests the election of three Class I directors to our board of directors. Proposal No. 2 requests the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Each of the proposals is discussed in more detail in the pages that follow.

PROPOSAL NO. 1 - ELECTION OF CLASS I DIRECTORS
Our board of directors currently consists of eight members. There are three directors in the class whose term of office expires at the Annual Meeting. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:
•	the Class I directors are Jitendra Mohan, Stefan Dyckerhoff and Bethany Mayer, and their terms will expire at the Annual Meeting;
•	the Class II directors are Sanjay Gajendra, Craig Barratt and Michael Hurlston, and their terms will expire at the annual meeting of stockholders to be held in 2026; and
•	the Class III directors are Manuel Alba and Jack Lazar, and their terms will expire at the annual meeting of stockholders to be held in 2027.
Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.
Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only (i) for cause and (ii) only by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our remaining directors then in office.
Our board of directors has nominated Jitendra Mohan, Stefan Dyckerhoff and Bethany Mayer for election as the Class I directors at the Annual Meeting. The nominees are presently directors. Ms. Mayer, who joined the board of directors in 2024, was recommended by a non-management director. She was nominated by the nominating and corporate governance committee after an extensive and careful evaluation was conducted by the Chair of the nominating and corporate governance committee.
Each of the nominees has consented to being named as a nominee and, thus, indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors. If elected, the Class I directors would serve for a three-year term ending at the annual meeting of stockholders to be held in 2028 or until his or her successor has been duly elected and qualified or until his or her earlier resignation, death or removal.
Nominees for Election as Class I Directors
The following table identifies our Class I directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 15, 2025.

Name	Positions and Offices Held with Astera Labs	Director Since	Age
Jitendra Mohan	Co-Founder, Chief Executive Officer and Director	2017	51
Stefan Dyckerhoff	Director	2019	52
Bethany Mayer	Director	2024	63

Jitendra Mohan is a co-founder of Astera Labs, and has served as our Chief Executive Officer and as a member of our board of directors since November 2017, and served as our President from November 2017 to November 2023. Prior to founding Astera Labs, Mr. Mohan served as Product Line (General) Manager at Texas Instruments Inc. (Nasdaq:TXN), a semiconductor company, from March 2012 to October 2017, and at National Semiconductor Corporation (NYSE:NSM), a semiconductor company, from June 1996 to March 2012 in various technical roles, including most recently as a Design Director. Mr. Mohan holds a Bachelor of Technology degree in Electrical Engineering from Indian Institute of Technology, Bombay, and a Master of Science degree in Electrical Engineering from Stanford University. We believe that Mr. Mohan is qualified to serve as a member of our board of directors because of his knowledge of our company and our business, his experience building and leading our company and his perspective into corporate matters as our Chief Executive Officer.

Stefan Dyckerhoff has served as a member of Astera Labs’ board of directors since November 2019. Mr. Dyckerhoff is currently a Managing Director of Sutter Hill Ventures, a venture capital firm, where he has served since October 2012. Prior to joining Sutter Hill Ventures, Mr. Dyckerhoff served in various roles at Juniper Networks (NYSE:JNPR), a software company, from October 2009 to December 2012, including most recently as the as the Executive Vice President and General Manager of the Platform Systems Division from March 2011 to December 2012. Additionally, from May 2004 to September 2009, Mr. Dyckerhoff served in various roles at Cisco Systems (Nasdaq:CSCO), a software company, including most recently as Vice President & General Manager of the Edge Routing Business Unit from February 2007 to October 2009. Mr. Dyckerhoff has served as a member of the board of directors of SiFive, a semiconductor company, since September 2015, Atmosic Technologies, a semiconductor company, since April 2017, and Enfabrica, a computer networking products company, since May 2020. Mr. Dyckerhoff holds a Bachelor of Science in Electrical Engineering and Computer Science from Duke University and a Master of Science in Electrical Engineering from Stanford University. We believe Mr. Dyckerhoff is qualified to serve as a member of our board of directors because of his experience as an investor and executive in our industry.
Bethany Mayer has served as a member of Astera Labs’ board of directors since June 2024. Previously, she served as Executive Vice President of Corporate Development and Technology of Sempra Energy (NYSE: SRE), an energy infrastructure company, from November 2018 to January 2019. From 2014 through April 2017, she was the President and Chief Executive Officer of Ixia (Nasdaq: XXIA), a market leader in test, visibility, and security solutions, until it was acquired by Keysight Technologies in April 2017. From 2011 through 2014, Ms. Mayer served as Senior Vice President and General Manager of HP’s (NYSE: HPQ) Networking Business unit and the NFV business unit. From 2010 until 2011, she served as Vice President, Marketing and Alliances, for HP’s Enterprise Servers Storage and Networking Group. Prior to joining HP, she held leadership roles at Blue Coat Systems, Cisco Systems (Nasdaq:CSCO) and Apple, Inc. (Nasdaq: AAPL). She has served on the board of directors of Hewlett Packard Enterprise (NYSE: HPE), multinational information technology company, since June 2023; Box, Inc. (NYSE: BOX), a cloud-based content management platform, since April 2020, where she is currently chair; LAM Research Corporation (Nasdaq: LRCX), a semiconductor equipment company, since May 2019; and Sempra Energy (NYSE: SRE) since June 2019. Ms. Mayer previously served on the board of directors of Ixia (Nasdaq: XXIA) from 2014 through April 2017; Delphi Automotive PLC, an auto parts supplier, from August 2015 to April 2016; and Marvell Technology, Inc. (formerly Marvell Technology Group) (Nasdaq: MRVL), an infrastructure semiconductor solutions company, from May 2018 to June 2022. Ms. Mayer holds a B.S. in Political Science from Santa Clara University, an M.B.A. from California State University-Monterey Bay, and an M.S. in Cybersecurity from New York University. We believe Ms. Mayer is qualified to serve as a member of our board of directors because of her extensive experience as an executive and board member of publicly traded technology companies.
Vote Required and Board of Directors’ Recommendation
To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes properly cast on the election of directors, meaning that the director nominees receiving the most “For” votes will be elected. If nominees are unopposed, election requires only a single vote or more. Votes withheld and broker “non-votes” will have no effect on the election of directors.
Properly submitted proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy or at the Annual Meeting. The nominees have consented to serve as our directors, if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.
The proposal for the election of directors relates solely to the election of Class I directors nominated by our board of directors.
The board of directors unanimously recommends voting “FOR” the election of each of Jitendra Mohan, Stefan Dyckerhoff and Bethany Mayer as the Class I directors, to each serve for a three-year term ending at the annual meeting of stockholders to be held in 2028.

Directors Continuing in Office
The following table and biographies identify our directors continuing in office and set forth their principal occupation and business experience during the last five years and their ages as of April 15, 2025.

Name	Positions and Offices Held with Astera Labs	Director Since	Class and Year in Which Term Will Expire	Age
Craig Barratt	Director	2025	Class II – 2026	62
Sanjay Gajendra	Co-Founder, President, Chief Operating Officer and Director	2017	Class II - 2026	51
Michael Hurlston	Director	2022	Class II - 2026	58
Manuel Alba	Chair and Director	2018	Class III - 2027	69
Jack Lazar	Director	2022	Class III - 2027	59

Class II Directors (Term Expires at 2026 Annual Meeting)
Craig Barratt has served as a member of Astera Labs’ board of directors since March 2025. Dr. Barratt is currently an independent business consultant. Until May 2020, Dr. Barratt served as Senior Vice President and General Manager of the Connectivity Group of Intel Corporation (Nasdaq:INTC), a semiconductor company, since its acquisition of Barefoot Networks, Inc., a computer networking company, in July 2019, where he previously served as President and Chief Executive Officer since April 2017. Dr. Barratt held several different roles at Google, Inc. (Nasdaq:GOOG), an Internet company, from June 2013 to January 2017, including Senior Vice President, Access and Energy. He previously served as president of Qualcomm Atheros, the networking and connectivity subsidiary of Qualcomm Inc. (Nasdaq:QCOM), a mobile technology company, from 2011 to 2013. He served as President, Chief Executive Officer and a director of Atheros Communications, Inc. (Nasdaq:ATHR), a fabless semiconductor company, from 2003 until its 2011 acquisition by Qualcomm. Dr. Barratt has served on the board of directors of Intuitive Surgical, Inc. (Nasdaq:ISRG), a medical devices company, since April 2011, and as chair of the board of directors since April 2020. Dr. Barratt previously served on the board of directors of IonQ, Inc. (NYSE: IONQ), a quantum computing company, from January 2021 until June 2024. Dr. Barratt holds Ph.D. and M.S. degrees from Stanford University, as well as a B.E. in electrical engineering and a B.S. degree in pure mathematics and physics from the University of Sydney in Australia. We believe Dr. Barratt is qualified to serve as a member of our board of directors because of his extensive senior leadership experience and knowledge of the semiconductor industry.
Sanjay Gajendra is a co-founder of Astera Labs, and has served as our Chief Operating Officer and as a member of our board of directors since November 2017, and as President since November 2023, and served as our Chief Financial Officer and Treasurer from November 2017 to July 2020. Prior to founding Astera Labs, Mr. Gajendra served as Product Line (General) Manager at Texas Instruments Inc. from July 2014 to October 2017 and a Director of Product Management from January 2012 to June 2014, a Product Manager at National Semiconductor Corporation from June 2006 to December 2011, a Principal Software Engineer from May 2000 to June 2006, and a Senior Software Engineer at Wipro Limited (NYSE:WIT), a consulting company, from September 1996 to February 2000. Mr. Gajendra holds a Master of Engineering degree in Engineering Management from University of Colorado Boulder. We believe that Mr. Gajendra is qualified to serve as a member of our board of directors because of his knowledge of our company and our business, his experience building and leading our company and his perspective into corporate matters as our Chief Operating Officer.
Michael Hurlston has served as a member of Astera Labs’ board of directors since November 2022. Mr. Hurlston is currently the President, Chief Executive Officer and Director of Lumentum Holdings Inc., an optical and photonic products company, where he has served since February 2025. Previously, Mr. Hulrston served as the President, Chief Executive Officer, and Director of Synaptics, Inc. (Nasdaq:SYNA), a semiconductor company, from August 2019 to February 2025. Prior to joining Synaptics, Mr. Hurlston served as the Chief Executive Officer and a member of the Board of Directors of Finisar Corporation, a telecommunications company, from January 2018 to August 2019. Before joining Finisar, Mr. Hurlston served in various roles at Broadcom Limited (Nasdaq:AVGO), a semiconductor company, and its predecessor corporation, from November 2001 to October 2017, including Senior Vice President and General Manager of the Mobile Connectivity Products/Wireless Communications and Connectivity Division from February 2016 to October 2017 and from September 2009 to January 2013 and as Executive Vice President of Sales from January 2013 to February 2016. Additionally, Mr. Hurlston previously held senior marketing and engineering positions at Oren Semiconductor, Inc., Avasem, Integrated Circuit Systems, Inc., MicroPower Systems Inc., Exar Corporation, and IC Works Inc. from 1991 to 2001. Mr. Hurlston has served as a member of the board of directors of Flextronics International, Ltd. (Nasdaq:FLEX), a manufacturing company, since September 2020, and currently serves on the Board of Executive Trustees of the UC Davis Foundation and on the Dean’s Executive Committee for the College of Engineering and the Dean’s Advisory Counsel for the Graduate School of Management at the University of California, Davis. Mr. Hurlston previously served as a director of Ubiquity Inc. (NYSE: UI) from August 2016 to August 2021. Mr. Hurlston holds Bachelor of Science and Master of Science degrees in Electrical Engineering and a Master of Business Administration from the University of California, Davis. We believe Mr. Hurlston is qualified to serve as a member of our board of directors because of his experience in our industry and extensive experience in senior leadership positions at technology companies.
Class III Directors (Term Expires at 2027 Annual Meeting)
Manuel Alba has served as the Chair of the board of directors of the Company since its founding in March of 2018. Mr. Alba currently serves as a director of Kardium (Canada) since 2008, Lightbits (Israel) since 2016, Xsight Labs (Israel) since 2017, Lyte.ai (California) since January 2023, and Element Labs (Israel) since August 2024. Previously, Mr. Alba was a co-founder, director and President of Galileo Technology (Israel, GALTF) from 1994 to 2001, director of Marvell (MRVL) from 2001 to 2004, director of Pixer (Israel) from 2005 to 2008, director of Copperleaf Technologies (Canada, CPLF) from 2010 to 2024, director of Annapurna Labs (Israel) from 2011 to 2015, director of Habana Labs (Israel) from 2016 to 2020, and director of Banias Labs (Israel) from 2020 to 2022. During his career, Mr. Alba has worked as a design engineer, technical marketing engineer, technology business executive, and active founding investor. Mr. Alba has also served as a board member of various non-profit organizations. Mr. Alba holds a Bachelor of Science degree in Electrical Engineering from the National Polytechnic Institute in Mexico City, Master of Science degrees in Computer Engineering and Engineering Management from the University of Southern California, and a Master of Business Administration from the University of Santa Clara. We believe Mr. Alba is qualified to serve as a member of our board of directors because of his experience as an executive and founder in our industry and his extensive knowledge of our company.
Jack Lazar has served as a member of Astera Labs’ board of directors since December 2022. Since March 2016, Mr. Lazar has served as an independent business consultant. From January 2014 to March 2016, Mr. Lazar served as the Chief Financial Officer of GoPro, Inc. (Nasdaq:GPRO), a provider of wearable and mountable capture devices. From May 2011 to January 2013, Mr. Lazar served as Senior Vice President, Corporate Development at Qualcomm Incorporated (Nasdaq: QCOM) and General Manager of Qualcomm Atheros, Inc., a developer of communications semiconductor solutions. From September 2003 until it was acquired by Qualcomm Incorporated in May 2011, Mr. Lazar served in various positions at Atheros Communications, Inc. (Nasdaq: ATHR), a provider of communications semiconductor solutions, including most recently as Senior Vice President of Corporate Development, Chief Financial Officer, and Secretary. Mr. Lazar has served as a member of the board of directors of ThredUp Inc. (Nasdaq:TDUP), an online marketplace for secondhand clothing, since June 2017, Resideo Technologies, Inc. (NYSE:REZI), a provider of comfort and security solutions, since September 2018, Box, Inc. (NYSE:BOX), an enterprise cloud content and file sharing provider, since March 2020, GlobalFoundries, Inc. (Nasdaq:GFS), a semiconductor manufacturing company, since July 2021. Mr. Lazar will step down from the board of directors of ThredUp Inc. in May 2025. Mr. Lazar has a Bachelor of Science in Commerce with an emphasis in Accounting from Santa Clara University. We believe Mr. Lazar is qualified to serve as a member of our board of directors because of his experience in our industry and his extensive experience as an executive and board member of publicly traded technology companies.
There are no material legal proceedings to which any of our directors is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

Executive Officers Who Are Not Directors
The following table identifies our executive officers who are not directors and sets forth their current positions at Astera Labs and their ages as of April 15, 2025.

Name	Position Held with Astera Labs	Officer Since	Age
Michael Tate	Chief Financial Officer	2020	59
Philip Mazzara	General Counsel and Secretary	2022	46

Michael Tate has served as our Chief Financial Officer and Treasurer since July 2020. Prior to joining us, Mr. Tate served as an investor and advisor for early stage companies from January 2015 to July 2020. Prior to this time, Mr. Tate served as the Chief Financial Officer at Annapurna Labs, a microelectronics company, from June 2014 to January 2015, and Vice President of Finance and Chief Financial Officer of NetLogic Microsystems, Inc. (Nasdaq:NETL), a semiconductor company, from July 2007 to February 2012. Additionally, Mr. Tate served in various roles at Marvell Technology Inc. (Nasdaq:MRVL), a semiconductor company, from January 2001 to July 2007, including most recently as Vice President and Interim Chief Financial Officer and in various roles at Galileo Technology, a semiconductor company, from June 1997 to January 2001, including most recently as Chief Financial Officer. Mr. Tate holds a Bachelor of Science degree in Accounting from California Polytechnic State University, San Luis Obispo.
Philip Mazzara has served as our General Counsel and Secretary since September 2022, and previously as our Vice President of Legal from February 2022 to August 2022. Prior to joining Astera Labs, Mr. Mazzara served as Vice President, General Counsel, and Corporate Secretary for Innovium, Inc. from May 2018 to December 2021 and Director of Legal from August 2015 to May 2018. Mr. Mazzara holds a J.D./M.B.A. from Stanford Law School and the Stanford Graduate School of Business.
There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors and executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and executive officers and any other person or persons pursuant to which he or she is to be selected as a director or executive officer, respectively.
There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS ASTERA LABS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025
Astera Labs’ stockholders are being asked to ratify the appointment by the audit committee of the board of directors of PricewaterhouseCoopers LLP as Astera Labs’ independent registered public accounting firm for the fiscal year ending December 31, 2025. PricewaterhouseCoopers LLP has served as Astera Labs’ independent registered accounting firm since 2021.
The audit committee is solely responsible for selecting Astera Labs’ independent registered public accounting firm for the fiscal year ending December 31, 2025. Stockholder approval is not required to appoint PricewaterhouseCoopers LLP as Astera Labs’ independent registered public accounting firm. However, the board of directors believes that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP. If the selection of PricewaterhouseCoopers LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Astera Labs and its stockholders.
A representative of PricewaterhouseCoopers LLP is expected to participate in the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.
Independent Registered Public Accounting Firm Fees
Astera Labs incurred the following fees from PricewaterhouseCoopers LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2024 and December 31, 2023.

	2024	2023
Audit Fees(1)	$2,158,000	$3,498,000
Audit-Related Fees(2)	$30,000	$0
Tax Fees(3)	$44,000	$0
All Other Fees(4)	$2,000	$0
Total Fees	$2,234,000	$3,498,000

(1)
“Audit Fees” include amounts billed or to be billed for professional services rendered for the audit of our annual financial statements, the review of our interim financial statements included in our quarterly reports on Form 10-Q and the review of documents filed with the Securities and Exchange Commission. For the fiscal year ended December 31, 2023, this category also included fees for services provided in connection with our initial public offering, or IPO.

(2)
“Audit-Related Fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)	“Tax Fees” consist of fees for professional services provided for tax compliance, tax advice, and tax planning.
(4)	“All Other Fees” consist of fees for professional services provided other than the services classified under the above categories.
All fees described above were pre-approved by the audit committee.
Audit Committee Pre-approval Policy and Procedures
We have adopted a policy under which our audit committee must pre-approve all audit and permissible non-audit services to be provided by our independent registered public accounting firm. Our audit committee may pre-approve our independent registered public accounting firm to perform a specific project, set of services, or transaction for our company or certain categories of services for our company. As part of its review, our audit committee also considers whether the categories of pre-approved services are consistent with the SEC’s rules on auditor independence. Our audit committee has pre-approved all services provided by our independent registered public accounting firm since the pre-approval policy was adopted prior to our IPO.

Vote Required and Board of Directors’ Recommendation
To ratify the appointment of PricewaterhouseCoopers as our independent registered public accounting firm via Proposal No. 2, the affirmative vote of a majority of the votes properly cast for and against this proposal is required. Shares that are voted “abstain” and broker “non-votes”, if any, will not affect the outcome of this proposal.
The board of directors unanimously recommends voting “FOR” Proposal No. 2 to ratify the appointment of PricewaterhouseCoopers LLP as Astera Labs’ independent registered public accounting firm for the fiscal year ending December 31, 2025.

CORPORATE GOVERNANCE
Director Independence
Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment, and affiliations, our board of directors has determined that each of Manuel Alba, Craig Barratt, Stefan Dyckerhoff, Michael Hurlston, Jack Lazar and Bethany Mayer does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of Nasdaq. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Board Committees
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee, and may establish other committees from time to time. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter and each committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, https://ir.asteralabs.com/corporate-governance/governance-overview.
Audit Committee
Jack Lazar, Bethany Mayer and Craig Barratt serve on the audit committee, which is chaired by Mr. Lazar. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated each of Mr. Lazar and Ms. Mayer as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended December 31, 2024, the audit committee met five times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:
•
selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements; helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent registered public accounting firm, our interim and year-end results of operations;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•	reviewing and discussing with management our financial statements and our critical accounting policies and practices;
•	reviewing our quarterly earnings press releases and reviewing with management financial information and earnings guidance provided to analysis and rating agencies;

•	reviewing the adequacy of our internal controls;
•	reviewing our policies on risk assessment and risk management;
•	reviewing related-party transactions;
•	approving or, as required, pre-approving, all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and
•	overseeing the performance and independence of our internal audit function.
All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.
Compensation Committee
Michael Hurlston and Stefan Dyckerhoff serve on the compensation committee, which is chaired by Mr. Hurlston. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq and SEC rules. During the fiscal year ended December 31, 2024, the compensation committee met six times. The compensation committee’s responsibilities include:
•
reviewing and making recommendations to our board of directors regarding, the compensation of our executive officers, including any long-term incentive components of our compensation programs, any employment agreements, severance arrangements, change in control agreements or provisions, and any special or supplemental benefits;

•	reviewing and making recommendations to the board of directors regarding the compensation of non-employee directors;
•	approving the retention of compensation consultants or other advisers;
•	administering our equity-based plans;
•	reviewing and approving, or making recommendations to our board of directors regarding, incentive compensation and equity-based plans; and
•	overseeing administration of all incentive compensation and equity-based plans for our employees.
Compensation Consultants
The compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the compensation committee has engaged the services of Compensia, Inc., or Compensia, as an outside compensation consultant.
As requested by the compensation committee, in 2024, Compensia’s services to the compensation committee included assisting us in developing our peer group composition, analyzing benchmarking data with respect to our executives’ overall individual compensation and board of directors’ compensation for board and committee service, and providing information regarding current trends and developments in executive compensation, industry employee compensation retention practices, equity-based awards and employee stock purchase programs based on our peer group.
All executive compensation services provided by Compensia during 2024 were conducted under the direction or authority of the compensation committee, and all such work performed by Compensia was approved by the compensation committee. Neither Compensia nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The compensation committee evaluated whether any work provided by Compensia raised any conflict of interest for services performed during 2024 and determined that it did not.
Compensation Committee Interlocks and Insider Participation
As noted above, the Company’s compensation committee consists of Michael Hurlston and Stefan Dyckerhoff, each of whom served on the Company’s compensation committee in 2024. None of the members of the compensation committee in 2024 is currently or has been at any time one of our officers or employees. No executive officer currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more members of our board of directors serving as executive officers.

Nominating and Corporate Governance Committee
Stefan Dyckerhoff and Jack Lazar serve on the nominating and corporate governance committee, which is chaired by Mr. Dyckerhoff. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2024 and following its formation in March 2024, the nominating and corporate governance committee met three times. The nominating and corporate governance committee’s responsibilities include:
•	identifying, evaluating, and making recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;
•	evaluating the performance of our board of directors, its committees, and management;
•	reviewing developments in corporate governance practices;
•	reviewing and evaluating the adequacy of our corporate governance practices; and
•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters.
Director Nomination Process
Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.
Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees, including being able to read and understand basic financial statements and having personal integrity and ethics. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.
The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:
•	Nominees should possess relevant experience and expertise to enable him or her to be able to offer germane advice and guidance to management.
•	Nominees should have proven achievement and competence in his or her field.
•	Nominees should have the ability to exercise sound business judgment.
•	Nominees should have an understanding of the fiduciary responsibilities required of a director.
•	Nominees should demonstrate commitment to devoting time and energy to the affairs of the Company.
•	Nominees should have a diverse personal background, perspective and experience.
•	Nominees should demonstrate a commitment to vigorously represent the long-term interests of the Company’s stockholders.
Our priority in the selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, their ability to contribute positively to the collaborative culture among board members and their knowledge of our business and understanding of the competitive landscape. We do not have a specific board of directors diversity policy, but we fully appreciate the value of having a range of backgrounds, experiences, skill sets and perspectives on the Board. The Board believes that having a variety of points of view improves the quality of dialogue, contributes to a more effective decision-making process and enhances overall culture in the boardroom and is important to serving the long-term interests of stockholders.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such recommendations should be submitted to our Secretary at our principal executive offices by December 25, 2025 and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder recommending the candidate as well as the name and address of the recommending stockholder. Stockholder director recommendations should be addressed to Astera Labs, Inc., 2901 Tasman Drive, Suite 205, Santa Clara, CA 95054, Attention: Secretary. Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.
Board and Committee Meetings Attendance
The full board of directors met five times during 2024. During 2024, each member of the board of directors attended at least 75% or more of the aggregate of the total number of meetings of the board of directors (held during the period for which such person has been a director) and the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).
Director Attendance at Annual Meeting of Stockholders
Each member of the board of directors is expected to make reasonable efforts to attend the Annual Meeting.
Insider Trading Policy and Rule 10b5-1 Plan Policy
We have adopted an insider trading policy governing the purchase, sale and/or other disposition of our securities by employees, consultants, directors, and officers, which we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the applicable exchange listing standards. In addition, with regard to the company’s trading in its own securities, it is the company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.
Our board of directors has adopted an additional policy that governs adoption, modification and termination of written securities trading plans, known as Rule 10b5-1 plans, by our directors, executive officers and certain other persons, or Covered Persons. These plans are intended to take advantage of a safe harbor provided under SEC rules from liability for violating federal antifraud prohibitions that proscribe certain insider trading, including Section 10(b) of the Exchange Act.
Policy on Pledging and Hedging of Company Stock
Our board of directors has adopted an insider trading policy that applies to all of our employees, consultants, directors, and officers. This policy prohibits the following transactions in our company securities: short sales, the purchase or sale of derivative securities or hedging transactions, the use of our company securities as collateral subject to margin calls, and the pledge of our company securities as collateral for loans. Any waiver of our insider trading policy by our Compliance Officer must be reported to the audit committee.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to all of our directors, officers and employees, including Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. A current copy of the code is posted on the corporate governance section of our website, which is located at https://ir.asteralabs.com/corporate-governance/governance-overview. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Performance-Based Compensation Recovery Policy
Prior to our IPO, our board of directors adopted a compensation recovery policy as required by Rule 10D-1 under the Exchange Act and the corresponding Nasdaq listing standards. The compensation recovery policy generally provides, subject to certain exceptions, that if we are required to prepare a restatement of our financial statements, we will recover from our executive officers any incentive-based compensation that was erroneously awarded in excess of the amount that otherwise would have been awarded based on restated amounts in the restated financial statements. The recovery period is the three completed fiscal years immediately preceding the date that our board of directors concludes that we are required to restate our financial statements. Incentive-based compensation includes any compensation that is granted, earned, or vested based on the attainment of a financial reporting measure of the Company.
In addition, as a public company subject to Section 304 of the Sarbanes-Oxley Act of 2002, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our Chief Executive Officer and Chief Financial Officer may be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive.
Policies and Practices Related to the Grant of Certain Equity Awards
It is not our practice to time the release of material nonpublic information for the purpose of affecting the value of executive compensation or to take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, our board of directors or compensation committee has historically granted such awards on an annual schedule. Equity grants may also be made on other dates in connection with new hires, promotions or similar events.
In fiscal year 2024, no stock options, stock appreciation rights or similar option-like instruments were granted within four business days prior to, or one business day following, the filing or furnishing of a periodic or current report with the SEC.
Board’s Leadership Structure and Role in Risk Oversight
Manuel Alba has served as Chair of the board of directors since 2018. Manuel is an independent, non-management director. The Chair is primarily responsible for overseeing the operations and affairs of the board of directors and acting as a liaison between management and the board of directors. Our non-employee, independent directors meet at regularly scheduled executive sessions without management participation. Manuel Alba, as Chair of the board of directors, presides at those sessions.
Currently, the role of Chair is separated from the role of Chief Executive Officer. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chair to lead the board of directors in its fundamental role of providing advice to, and independent oversight of, management. Our board of directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chair, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our Corporate Governance Guidelines do not require that our Chair and Chief Executive Officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and reflects our commitment to strong corporate governance. If the Chair and Chief Executive Officer were to be the same person, the board of directors may consider appointment of a Lead Independent Director.
Our board of directors has responsibility for the oversight of our risk management processes and, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand our risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, cybersecurity, strategic, and reputational risk.
Communication with the Directors of Astera Labs, Inc.
Our board of directors provides to every stockholder the ability to communicate with our board of directors, as a whole, and with individual directors on our board of directors through an established process for stockholder communication. For a Securityholder Communication directed to the board of directors as a whole, securityholders may send such communication to the attention of the Chair of our board of directors via U.S. Mail or Expedited Delivery Service to Astera Labs, Inc., 2901 Tasman Drive, Suite 205, Santa Clara, CA 95054, Attn: Chair of the Board of Directors, or by email to corporatesecretary@asteralabs.com.
For a Securityholder Communication directed to an individual director in his or her capacity as a member of the board of directors, securityholders may send such communication to the attention of the individual director via U.S. Mail or Expedited Delivery Service to Astera Labs, Inc., 2901 Tasman Drive, Suite 205, Santa Clara, CA 95054, Attn: [Name of Individual Director], or by email to corporatesecretary@asteralabs.com.
We will forward by U.S. Mail any such stockholder communication to each director to whom such communication is addressed and to the Chair of our board of directors in his or her capacity as a representative of our board of directors, at the address specified by each such director and the Chair of our board of directors.

NON-EMPLOYEE DIRECTOR COMPENSATION
2024 Director Compensation Table
The following table presents the total compensation for each person who served as a non-employee director of our board of directors during the fiscal year ended December 31, 2024, or FY 2024. Other than as set forth in the table and described more fully below, we did not pay any compensation, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors in FY 2024 for their services as members of the board of directors. During FY 2024, Messrs. Mohan and Gajendra served as members of our board of directors, as well as serving as employees, and were not separately compensated for their services as members of the board of directors. The compensation paid to Messrs. Mohan and Gajendra are reported in the “Executive Compensation—2024 Summary Compensation Table” below.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)
Manuel Alba(3)	—	—	—
Stefan Dyckerhoff	67,024	—	67,024
Michael Hurlston	62,637	—	62,637
Jack Lazar	70,467	—	70,467
Bethany Mayer(4)	36,753	269,441	306,194

(1)
As of December 31, 2024, Mr. Alba and Mr. Dyckerhoff did not have any outstanding equity awards, Mr. Hurlston held 60,000 outstanding RSUs of our common stock, Mr. Lazar held 104,688 outstanding RSUs of our common stock, and Ms. Mayer held 4,573 RSUs of our common stock.

(2)
The amounts reported represent the aggregate grant date fair value of the restricted stock units granted to our directors during FY 2024, calculated in accordance with FASB, ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 1 and Note 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended FY 2024. The amount reported in this column reflects the accounting cost for the award and does not correspond to the actual economic value that may be received by our directors upon vesting and settlement of the shares of restricted stock units or any sale of the shares.

(3)	Mr. Alba waived his right to receive annual retainer fees during FY 2024.
(4)
Ms. Mayer joined our board in June 2024. In connection with her appointment, she received a prorated annual cash retainer and was granted an initial RSU award that vests in equal annual installments over three years from the date of the grant, subject to Ms. Mayer’s continued service to the Company on each applicable vesting date.

We maintain a Non-Employee Director Compensation Policy pursuant to which our non-employee directors are eligible to receive the following cash retainers and equity awards (which will be prorated for partial years of service):

Annual Retainer
Board of Directors:
Members	$60,000
Additional retainer for non-executive chair	$70,000
Audit Committee:
Members (other than chair)	$12,500
Retainer for chair	$25,000
Compensation Committee:
Members (other than chair)	$10,000
Retainer for chair	$20,000
Nominating and Corporate Governance Committee:
Members (other than chair)	$5,000
Retainer for chair	$10,000

In addition, the non-employee director compensation policy provides that, upon initial election to our board of directors, each non-employee director will be granted a restricted stock unit award with a fair market value of $330,000, or Initial Grant. The Initial Grant will vest in equal installments on the first, second, and third anniversaries of the grant date, subject to continued service with the Company through the applicable vesting date. Furthermore, on the date of each annual meeting of stockholders following the completion of this offering, each non-employee director who continues as a non-employee director following such meeting will be granted an annual restricted stock unit award with a fair market value of $200,000, or Annual Grant. The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service with the Company through the applicable vesting date. Such awards are subject to full accelerated vesting upon a change in control of the Company.
The aggregate amount of compensation, including both equity compensation and cash compensation, paid to any non-employee director in a calendar year period will not exceed $1,000,000 in the first calendar year such individual becomes a non-employee director and $750,000 in any other calendar year.
We will reimburse all reasonable out-of-pocket expenses incurred by directors for their attendance at meetings of the board of directors or any committee thereof.
Employee directors will receive no additional compensation for their service as a director.

EXECUTIVE COMPENSATION
Our executive compensation programs are designed to attract, motivate, incentivize and retain our executive officers, who contribute to our long-term success. Pay that is competitive, rewards performance and effectively aligns the interests of our executive officers with those of our long-term stockholders is key to our compensation program design and decisions. We structure our executive compensation programs to be weighted towards long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders.
We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. We provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory, non-binding basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.
The compensation provided to our named executive officers for FY 2024 is detailed in the 2024 Summary Compensation Table and accompanying footnotes and narrative that follow. Our named executive officers for FY 2024 were:
•	Jitendra Mohan, our Co-Founder and Chief Executive Officer;
•	Sanjay Gajendra, our Co-Founder, President, Chief Operating Officer; and
•	Michael Tate, our Chief Financial Officer.
To date, the compensation of our named executive officers has consisted of a combination of base salary, long-term incentive compensation, and non-equity plan compensation, as more fully described below. Our named executive officers, like all full-time employees, are eligible to participate in our health and welfare benefit plans.
2024 Summary Compensation Table
The following table sets forth information regarding compensation awarded to, earned by, or paid to each of our named executive officers for services rendered to us in all capacities during FY 2024 and the fiscal year ended December 31, 2023, or FY 2023, as applicable.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)(2)	STOCK AWARDS ($)(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)
Jitendra Mohan, Chief Executive Officer	2024	575,833	—	49,543,417	793,500	13,800	50,926,550
	2023	309,167	170,500	—		12,459	492,126
Sanjay Gajendra, Co-Founder, President, Chief Operating Officer	2024	575,833	—	49,543,417	793,500	13,800	50,926,550
Michael Tate, Chief Financial Officer	2024	438,333	—	4,632,030	388,125	13,800	5,472,288
	2023	309,167	170,500	971,991		—	1,451,658

(1)	The amounts reported reflect annual base salaries paid to our named executive officers for FY 2024 and FY 2023.
(2)
The amounts reported reflect discretionary annual bonuses paid to our named executive officers based on our board of director’s assessment of overall company performance and individual performance for FY 2023.

(3)
The amounts reported represent the aggregate grant date fair value of the restricted stock units granted to our named executive officer during FY 2024 and FY 2023, calculated in accordance with FASB, ASC Topic 718. Such grant date fair value does not take into account any estimated forfeitures. The assumptions used in calculating the grant date fair value of the restricted stock units reported in this column are set forth in Note 1 and Note 9 of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended FY 2024. The amount reported in this column reflects the accounting cost for the award and does not correspond to the actual economic value that may be received by our named executive officers upon vesting and settlement of the shares of restricted stock units or any sale of the shares.

(4)	The amounts reported reflect annual bonuses paid to our named executive officers based on the Company’s achievement of corporate performance objectives under its annual cash bonus plan for FY 2024.
(5)	Unless otherwise noted, the amounts reported reflect the Company’s matching contributions under its 401(k) plan.

Narrative Disclosure to the 2024 Summary Compensation Table
Base Salary
Each of the named executive officers is paid a base salary commensurate with his skill set, experience, performance, role, and responsibilities. As of the beginning of FY 2024, the annual base salary for each of Messrs. Mohan, Gajendra, and Tate was $ 310,000. We increased the annual base salary for each of Messrs. Mohan, Gajendra, and Tate to $600,000, $600,000, and $450,000, effective February 1, 2024.
Equity Incentive Compensation
We believe long-term equity incentive awards encourage retention, provide our executives with a strong link to our long-term performance, create an ownership culture, and help to align the interests of our executives and our stockholders. Accordingly, our board of directors and compensation committee periodically review the equity incentive compensation of our named executive officers and may grant equity incentive awards to them from time to time. During FY 2024, we granted Messrs. Gajendra, Mohan, and Tate 2,704,335, 2,704,335, and 162,476 restricted stock units, respectively, which generally vest over a period of four years, or, in the case of a portion of Mr. Tate’s grant, at the end of one year, subject to their respective continued service with us on each applicable vesting date, subject to Messrs. Gajendra’s, Mohan’s and Tate’s continued service with us on each applicable vesting date. For additional description of the awards granted to our named executive officers, please see “Outstanding Equity Awards at 2024 Fiscal Year-End” below.
Bonuses
Our named executive officers, as well as other executive officers, are eligible to participate in our Senior Executive Cash Incentive Bonus Plan, or the Bonus Plan, which is an annual bonus program and is intended to reward our named executive officers for meeting objective or subjective performance goals for a fiscal year. The Bonus Plan provides for cash payments based upon the attainment of performance targets established by the compensation committee, which may relate to financial and operational measures or objectives with respect to the Company, as well as individual performance objectives. Each executive officer who is selected to participate in the Bonus Plan will have a target bonus opportunity set for each performance period.
With respect to performance in FY 2024, the target bonus opportunity as a percentage of base salary (in place as of February 1, 2024) for each of Messrs. Mohan, Gajendra, and Tate was 115%, 115% and 75%, respectively.
Based on the Company’s achievement of certain performance goals and metrics related to our 2024 corporate objectives, the compensation committee determined that the bonuses would be paid in the amounts as set forth above in the Summary Compensation Table.
Offer Letters and Employment Agreements with Our Named Executive Officers
We have entered into offer letters with Messrs. Mohan and Gajendra and an employment agreement with Mr. Tate the material terms of which are summarized below. All our named executive officers are subject to our standard confidential information and invention assignment agreement. The numbers below with respect to equity awards were adjusted to reflect the Company’s five-to-one forward stock split in August 2021 and subsequent February 2024 two-for-one reverse stock split.
Jitendra Mohan
We entered into an offer letter with Mr. Mohan, dated March 13, 2018. Mr. Mohan’s offer letter provides for at-will employment, an initial annual base salary of $160,000, a restricted stock grant for 9,500,000 shares of our common stock, and eligibility to participate in any benefit plans generally made available to employees.
Sanjay Gajendra
We entered into an offer letter with Mr. Gajendra, dated March 13, 2018. Mr. Gajendra’s offer letter provides for at-will employment, an initial annual base salary of $160,000, a restricted stock grant for 9,250,000 shares of our common stock, and eligibility to participate in any benefit plans generally made available to employees.
Michael Tate
We entered into an employment agreement with Mr. Tate, dated July 21, 2020, providing for at-will employment. Mr. Tate’s employment agreement provides him with (i) an annual base salary of $49,920, (ii) an option to purchase

975,000 shares of our common stock, (iii) eligibility to participate in any benefit plans generally made available to employees, and (iv) reimbursement of reasonable business expenses. In addition, Mr. Tate is subject to our standard confidentiality and non-solicitation covenants.
Other Benefits
Change of Control Severance Policy for Principal Executive Officers
In August 2023, our board of directors adopted the Change of Control Severance Policy for Principal Executive Officers, or the Severance Policy, pursuant to which certain executive officers are eligible for severance upon either a (A) termination by us for any reason other than for “good cause” (as such term is defined in the Severance Policy) or (B) resignation by an eligible executive for “good reason” (as such term is defined in the Severance Policy), in each case, during the period three months prior to or 12 months following a “change of control” (as defined in the Severance Policy), or a Qualifying Termination.
Upon a Qualifying Termination, eligible executives are entitled to (i) a lump-sum payment equal to six (6) months of the executive’s base salary in effect on the termination date, (ii) a lump-sum payment equal to 50% of the executive’s annual target bonus, (iii) a lump-sum payment equal to the executive’s target bonus, pro-rated for the number of months employed during the fiscal year prior to the termination date, (iv) up to six (6) months of company-paid COBRA payments equal to the premiums we would have made to provide health insurance to the executive if the executive had remained employed by us, and (v) with respect to equity incentives, (A) 50% accelerated vesting of all then unvested equity awards as of the executive’s date of termination, if executive has been continuously employed by us for fewer than twenty-four (24) months on the date of termination, or (B) full accelerated vesting of all unvested equity awards as of the executive’s date of termination, if executive has been continuously employed by us for twenty-four (24) months or greater on the date of termination, subject, in each case, to the executive’s timely execution of a separation agreement including a release in favor of us.
Additionally, to the extent the parties to the change of control do not provide for the assumption, continuation or substitution of our equity awards, subject to the executive’s continued employment with us through immediately prior to the effective date of such change of control, all equity awards with time-based vesting conditions that are not vested and/or exercisable immediately prior to the effective time of the change of control shall become fully vested and exercisable as of the effective time of the change of control.
The payments and benefits provided under the Severance Policy in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the U.S. Internal Revenue Code of 1986, as amended, or the Code. These payments and benefits may also subject an eligible executive to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the eligible executive.
401(k) Plan
We participate in a retirement savings plan, or 401(k) plan, which is intended to qualify for favorable tax treatment under Section 401(a) of the Code, and contains a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees who are at least 18 years of age are generally eligible to participate in the 401(k) plan, subject to certain criteria. Participants may make pre-tax and certain after-tax (Roth) salary deferral contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. Participant contributions are held in trust as required by law. An employee’s interest in his or her salary deferral contributions is 100% vested when contributed.
Compensation Risk Assessment
We believe our compensation structure for all employees does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Outstanding Equity Awards at 2024 Fiscal Year-End
The following table sets forth information concerning outstanding equity awards held by our named executive officers as of December 31, 2024.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Jitendra Mohan	1/24/2024(2)(7)	2,704,335	358,189,171
Sanjay Gajendra	1/24/2024(2)(7)	2,704,335	358,189,171
Mike Tate	8/23/2022(3)(7)	73,990	9,799,976
	8/9/2023(4)(7)	42,250	5,596,013
	1/24/2024(2)(7)	50,000	6,622,500
	2/7/2024(5)	37,500	4,966,875
	8/13/2024(6)(7)	74,976	9,930,571

(1)
This column represents the closing price of our common stock, as reported on the Nasdaq, of $132.45 per share on December 31, 2024, the last trading of FY 2024, multiplied by the number of shares that have not vested as of December 31, 2024.

(2)
25% of the restricted stock units vested on February 15, 2025 and the remaining 75% of the restricted stock units vest in twelve (12) equal quarterly installments thereafter, subject to the named executive officer’s continued service with us on each applicable vesting date.

(3)
25% of the restricted stock units vested on August 15, 2023 and the remaining 75% of the restricted stock units vest in twelve (12) equal quarterly installments thereafter, subject to the named executive officer’s continued service with us on each applicable vesting date.

(4)
25% of the restricted stock units vested on August 15, 2024 and the remaining 75% of the restricted stock units vest in twelve (12) equal quarterly installments thereafter, subject to the name executive officer’s continued service with us on each applicable vesting date.

(5)	100% of the restricted stock units vested on February 15, 2025.
(6)
25% of the restricted stock units will vest on August 15, 2025 and the remaining 75% of the restricted stock units vest in twelve (12) equal quarterly installments thereafter, subject to the name executive officer’s continued service with us on each applicable vesting date.

(7)
Upon a Qualifying Termination (as defined below), each of Messrs. Gajendra, Mohan, and Tate are entitled to (A) 50% accelerated vesting of all then unvested equity incentives as of his date of termination, if he has been continuously employed by us for fewer than 24 months on the date of termination, or (B) full accelerated vesting of all unvested equity incentives as of his date of termination, if he has been continuously employed by us for 24 months or greater on the date of termination, subject, in each case, to Messrs. Gajendra’s Mohan’s, and Tate’s timely execution of a separation agreement including a release in favor of us.

Equity Compensation Plan Information
The following table provides information as of December 31, 2024 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders(2)	3,867,539(3)	$0.83(3)	13,018,734(4)(5)
Equity compensation plans not approved by stockholders	—	—	—
Total	3,867,539	$0.83	13,018,734

(1)	The weighted average exercise price is calculated based solely on outstanding stock options. This weighted-average exercise price does not reflect shares subject to RSUs.
(2)
Consists of our 2018 Stock Incentive Plan, as amended, or 2018 Plan; our 2024 Stock Option and Incentive Plan, or 2024 Plan; and our 2024 Employee Stock Purchase Plan, or 2024 ESPP. Following our IPO, we did not grant any awards under our 2018 Plan, but all outstanding awards under the plan continue to be governed by their existing terms. The shares of common stock reserved for issuance pursuant to such awards are available for issuance under the 2024 Plan to the extent that any such awards are forfeited, cancelled, or satisfied without the issuance of stock, are held back upon exercise or settlement to cover any exercise price, as applicable, or tax withholding, reacquired by the Company prior to vesting, or are otherwise terminated.
(3)
Does not include purchase rights accruing under the 2024 ESPP because no purchase rights (and, therefore, no number of shares to be purchased) accrued as of December 31, 2024. The first offering period under the 2024 ESPP commenced on March 20, 2024.

(4)
Consists of shares available for future issuance under the 2024 ESPP and the 2024 Plan. As of December 31, 2024, 2,954,720 shares of common stock were available for issuance under the 2024 ESPP and 10,064,014 shares of common stock were available for issuance under the 2024 Plan.

(5)
The 2024 Plan provides that the number of shares reserved and available for issuance under the 2024 Plan will automatically increase on January 1, 2025 and each January 1 thereafter, by 5% of the outstanding number of shares of our common stock on the immediately preceding December 31, or such lesser number of shares as determined by our compensation committee. The 2024 ESPP provides that the number of shares reserved and available for issuance will automatically increase on January 1, 2025 and each January 1 thereafter through January 1, 2034, by the lesser of (i) 3,090,666 shares of common stock, (ii) 1% of the outstanding number of shares of our common stock on the immediately preceding December 31, or (iii) such lesser number of shares of common stock as determined by the administrator of the 2024 ESPP. The number in the table does not include the increases from January 1, 2025.

RELATED PERSON TRANSACTION POLICY AND PROCEDURES
Our audit committee charter provides that the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person will be defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members. In determining whether to approve or ratify any such transaction, our audit committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances and (ii) the extent of the related party’s interest in the transaction.
All of the transactions described below were entered into prior to the adoption of this policy. Accordingly, each was approved by disinterested members of our board of directors after making a determination that the transaction was executed on terms no less favorable than those that could have been obtained from an unrelated third party.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Transactions
In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, and indemnification arrangements discussed, when required, in the section titled “Executive Compensation” and the registration rights described below, the following is a description of each transaction since January 1, 2024 and each currently proposed transaction in which:
•	we have been or are to be a participant;
•	the amount involved exceeded or exceeds $120,000; and
•
any of our directors, director nominees, executive officers or beneficial owners of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement, dated as of May 17, 2022, that provides, among other things, certain holders of our capital stock, including entities affiliated with Sutter Hill Ventures and Fidelity Management and Research, the Mohan Trust, the Gajendra Trust, the Tate Trust, and Alba 2003 Living Trust, Casa Alameda 2007, LLC, and MAR 2011 Children’s Trust, which are trusts affiliated with our Director, Manuel Alba, or, collectively, the Alba Trust, with registration rights.
Other Transactions
We have granted stock options to purchase common stock and RSUs to our executive officers and certain of our directors. See the section titled “Executive Compensation” for a description of our FY 2024 equity awards. In addition, in 2024, we granted a total of 2,704,335, 2,704,335, 162,476 and 62,804 RSUs to our Chief Executive Officer, President, Chief Financial Officer, and General Counsel, respectively, for the purpose of retaining their services in their roles in our Company.
Limitation of Liability and Indemnification of Officers and Directors
Our certificate of incorporation contains provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors and officers will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors and officers, except liability for the following:
•	any breach of their duty of loyalty to our company or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	for our directors, unlawful payments of dividends or unlawful stock repurchases, or redemptions as provided in Section 174 of the DGCL;
•	any transaction from which they derived an improper personal benefit; or
•	for our officers, any derivative action by or in the right of the corporation.
Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors and officers of corporations, then the personal liability of our directors and officers will be further limited to the greatest extent permitted by the DGCL.
In addition, our bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws further provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
Further, we have entered into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
The limitation of liability and indemnification provisions that are included in our certificate of incorporation, our bylaws and in indemnification agreements that we have entered into (or may enter into in the future) with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be harmed to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees or other nominees or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL STOCKHOLDERS
The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 1, 2025 by:
•	each of our directors;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to be a beneficial owner of greater than 5.0% of our common stock.
The column entitled “Shares Beneficially Owned” is based on a total of 164,720,004 shares of our common stock outstanding as of March 1, 2025.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options or RSUs that are currently exercisable or exercisable within 60 days of March 1, 2025 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Astera Labs, Inc., 2901 Tasman Drive, Suite 205, Santa Clara, CA 95054.

	Shares Beneficially Owned
	Number	Percentage
5% Stockholders
Entities Affiliated with FMR LLC(1)	23,498,437	14.3
Entities Affiliated with The Vanguard Group(2)	9,211,630	5.6
Directors, Named Executive Officers and Other Executive Officers
Jitendra Mohan(3)	10,055,408	6.1
Sanjay Gajendra(4)	8,180,950	5.0
Michael Tate(5)	1,148,933	*
Manuel Alba(6)	2,526,361	1.5
Stefan Dyckerhoff	—	—
Michael Hurlston	36,794	*
Jack Lazar	31,794	*
Bethany Mayer	—	—
Craig Barratt	—	—
All current executive officers, nominees and directors as a group (10 persons)(7)	20,528,753	12.5

*	less than one percent.
(1)
Based solely on a Schedule 13G/A filed on November 12, 2024, FMR LLC has sole voting power over 23,441,668 shares of common stock and sole dispositive power over 23,498,437 shares of common stock. Abigail P. Johnson has sole dispositive power over 23,498,437 shares of common stock. All of the securities listed above are beneficially owned, or may be deemed to be beneficially owned, by FMR LLC, certain of its subsidiaries and affiliates, and other companies. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)
Based solely on information contained in a Schedule 13G filed by the Vanguard Group with the SEC on January 30, 2025. Consists of 9,211,630 shares of common stock beneficially owned by the Vanguard Group. The Vanguard Group has shared voting power with respect to 23,414 shares of common stock, sole dispositive power with respect to 9,133,963 shares of common stock and shared dispositive power with respect to 77,667 shares of common stock. The address of the Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(3)
Consists of 7,680,003 shares of common stock held estate planning trusts of which Mr. Mohan is a trustee, 1,550,000 of which are held in estate planning trusts of which our President may also be deemed to have voting and dispositive power, and 2,050,000 shares held in estate planning trusts over Mr. Mohan may be deemed to have voting and dispositive power.

(4)
Consists of 6,305,545 shares of common stock held in an estate planning trust of which Mr. Gajendra is a trustee and 1,550,000 shares held in estate planning trusts over Mr. Gajendra may be deemed to have voting and dispositive power, of which our Chief Executive Officer is the trustee.

(5)
Consists of 29,937 shares of common stock held by Mr. Tate and 1,118,996 shares of common stock held by the Michael T Tate and Jeanne Larue Tate as Trustees of the Tate 1997 Living Trust Dated April 24, 1997.

(6)
Consists of 5,000 shares held by Mr. Alba’s spouse, 2,064,498 shares of common stock held by the Manuel Alba-Marquez in trust for Alba 2003 Living Trust, of which Mr. Alba and his spouse are co-trustees, and 456,863 shares of common stock held by Casa Alameda 2007, LLC, of which Mr. Alba is manager.

(7)
Consists of 62,500 shares of common stock that were early exercised and subject to the Company’s right of repurchase until such shares of vested. Of that amount, 10,416 shares of common stock will vest and no longer be subject to the Company’s right of repurchase within 60 days of March 1, 2025.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

REPORT OF THE AUDIT COMMITTEE
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with our management. The audit committee has also reviewed and discussed with PricewaterhouseCoopers LLP, our independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, or the PCAOB. The audit committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and be filed with the SEC.
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF ASTERA LABS, INC.
Jack Lazar, Chair
Bethany Mayer
Manuel Alba(1)
April 24, 2025
(1)	Mr. Alba served as an Audit Committee member in 2024 and until March 2, 2025 when he was replaced by Craig Barratt.
The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” notices of internet availability of proxy materials or other annual meeting materials with respect to two or more stockholders sharing the same address. This means that only one copy of our notice of internet availability of proxy materials or other meeting materials may have been sent to multiple stockholders in your household unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you want to receive separate copies of the notice of internet availability of proxy materials or other annual meeting materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us. You may contact us and we will promptly deliver a separate copy of any such document to you upon written or oral request to Astera Labs, Inc., 2901 Tasman Drive, Suite 205, Santa Clara, CA 95054, Attention: Secretary, telephone: (408) 766-3806.

STOCKHOLDER PROPOSALS
A stockholder who would like to have a proposal presented at the 2026 annual meeting of stockholders, pursuant to Rule 14a-8 of the Exchange Act, must be received by us no later than December 25, 2025 in order to be included in the proxy statement relating to that meeting. However, if the date of the 2026 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2026 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Rule 14a-8 proposals must be delivered by mail to our principal executive offices. Stockholder proposals should be addressed to Astera Labs, Inc., 2901 Tasman Drive, Suite 205, Santa Clara, CA 95054, Attention: Secretary. We also encourage you to submit any such proposals via email to corporatesecretary@asteralabs.com. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 6, 2026.
In addition, our bylaws require that we be given advance notice of nominations of persons for election to the Board of Directors and the proposal of other business to be considered by stockholders for action at an annual meeting of stockholders (other than matters included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). For nominations or other business to be properly brought before an annual meeting in accordance with our bylaws, the stockholder must have given timely notice in writing to the Secretary of the Company and have provided the other information and satisfied the other requirements described in our bylaws. To be timely, the required notice must be in writing and received by our corporate secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is first convened more than 30 days before, or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received by the corporate secretary not later than the close of business on the later of (A) the 90th day prior to such annual meeting or (B) the tenth day following the day on which public announcement of the date of such meeting is first made. For stockholder proposals to be brought before the 2026 annual meeting of stockholders, the required notice must be received by our Secretary at our principal executive offices no earlier than February 5, 2026 and no later than March 7, 2026. Stockholder proposals and the required notice should be addressed to Astera Labs, Inc., 2901 Tasman Drive, Suite 205, Santa Clara, CA 95054, Attention: Secretary.
OTHER MATTERS
Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 4, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V67521-P30923

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASTERA LABS, INC.

The Board of Directors recommends you vote FOR the following director nominees:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jitendra Mohan
02) Stefan Dyckerhoff
03) Bethany Mayer

The Board of Directors recommends you vote FOR the following proposal:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V67522-P30923

ASTERA LABS, INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 5, 2025 10:00 AM PST
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Philip Mazzara and Jitendra Mohan, and each of them, as proxies of the undersigned, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ASTERA LABS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., PST on June 5, 2025, at the Offices of Goodwin Procter at 601 Marshall Street, Redwood City, California 94063 United States, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the director nominees listed in Proposal 1 and FOR Proposal 2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Continued and to be signed on reverse side